UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2019

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2019, TreeHouse Foods, Inc. (the “Company”) entered into Performance Unit Agreements providing for awards of special performance units (the “Awards”) under the Company’s Equity and Incentive Plan, as amended (the “EIP”), to certain of the Company’s named executive officers as follows (each at target): (i) Matthew J. Foulston – 21,349; (ii) Thomas E. O’Neill – 20,964; (iii) Erik T. Kahler – 8,078; (iv) Lori G. Roberts – 16,156; and (v) Maurice Alkemade – 16,105.

The Awards are intended to help retain and align key executives with the Company’s revised performance strategy. The Awards will vest to the extent that certain (i) key customer service goals are attained in each of calendar years 2019 (up to 1/3 of the units), 2020 (up to 1/6 of the units), and 2021 (up to 1/6 of the units), and (ii) organic revenue growth goals are attained in each of calendar years 2020 and 2021 (up to 1/6 of the units per year). If the organic revenue growth goal for calendar year 2020 is not achieved, but the cumulative organic revenue growth for calendar years 2020 and 2021 equals or exceeds the calendar year 2020 and 2021 goals in the aggregate, both related tranches of the Award will be eligible to vest.

Following certification by the Compensation Committee (the “Committee”) of the Board of Directors of the Company of performance against the objectives for each performance period, the units will be converted into stock or cash, at the discretion of the Committee, and paid out. Each recipient generally must remain employed with the Company through the end of each performance period (or, for the 2019 performance period, through the first anniversary of the date of grant) in order to be eligible to receive a payout of the Award. If a recipient’s employment is terminated (i) without cause during a performance period, the performance units will remain eligible to vest following the completion of the applicable performance period, or (ii) due to the recipient’s death, disability, or retirement, a pro-rata portion of the performance units will remain eligible to vest following the completion of the applicable performance period, based on the number of days in the performance period elapsed from the date of grant through the date of termination. Recipients are subject to one-year post-employment obligations not to compete and not to solicit Company employees.

The description of the Awards set forth above is qualified in its entirety by reference to the form of Performance Unit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	TreeHouse Foods, Inc. Performance Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: February 20, 2019	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant